SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2009, the Compensation Committee increased the annual salaries of the following executive officers: Daryl G. Byrd, President and Chief Executive Officer — $750,000; Anthony J. Restel, Senior Executive Vice President and Chief Financial Officer — $350,000; Michael J. Brown, Vice Chairman and Chief Operating Officer — $500,000; John R. Davis, Senior Executive Vice President – Mergers and Acquisitions/Finance Investor Relations — $375,000; and Michael A. Naquin, Senior Executive Vice President — $280,000. The salary increases are effective on January 11, 2010.

On December 29, 2009, the Compensation Committee granted restricted stock awards to the following executive officers:

Name	Number of Shares or Units of Stock	Grant Date Fair Value of Awards
Daryl G. Byrd	10,000	$544,300
Anthony J. Restel	4,200	$228,606
Michael J. Brown	4,500	$244,935
John R. Davis	4,900	$266,707
Michael A. Naquin	2,700	$146,961

The shares of restricted stock vest over five years in equal increments on the anniversary of the date of grant.

On December 29, 2009, the Compensation Committee granted stock options to the following executive officers:

Name	Number of Shares Underlying Options	Exercise Price of Option Awards
Daryl G. Byrd	27,500	$54.43
Anthony J. Restel	11,500	$54.43
Michael J. Brown	12,500	$54.43
John R. Davis	13,500	$54.43
Michael A. Naquin	7,400	$54.43

The stock options vest over five years in equal increments on the anniversary of the date of the grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: January 4, 2010	By:	/S/ DARYL G. BYRD
Daryl G. Byrd
President and Chief Executive Officer